Exhibit 99

       Form 4 Joint Filer Information

Designated Filer: Klaussner Furniture Industries, Inc.
Date of Event:             May 16, 2006
Issuer Name/Ticker Symbol: Jennifer Convertibles, Inc. (JEN)

        Reporting Persons Included in Joint Filing




Klaussner Corporation                    By:/s/ David O. Bryant
300 Delaware Avenue, 12th Floor             -------------------
Wilmington, Delaware 19807                  David O. Bryant, Vice President

Hans J. Klaussner                           /s/ David O. Bryant
Klaussner Betiligings-GmbH                  -------------------
Wolfsweg 1                                  David O. Bryant, Attorney In Fact
77723 Gengenbach
Germany